Exhibit 99.1

Global Medical REIT Inc. Announces Amendment to its Credit Facility

BETHESDA, MD.--(BUSINESS WIRE)-- Global Medical REIT Inc. (NYSE:GMRE) (the “Company”), a net-lease medical office real estate investment trust (REIT) that owns purpose-built healthcare facilities leased to strong healthcare systems and physician groups with leading market share, announced today that it has entered into an amendment to its amended and restated credit facility.

First Amendment to the Amended and Restated Credit Facility

On September 30, 2019, the Company amended its Amended and Restated Credit Facility (the “A&R Credit Facility”) to, among other things:

•	Exercise the remaining $75 million accordion feature (which increased total capacity to $500 million) and add a new $150 million accordion feature;

•	Re-allocate $50 million from the revolver component of the A&R Credit Facility (the “Revolver”) to the term loan component of the A&R Credit Facility (the “Term Loan”); and

•	Add Wells Fargo Bank as a lender on the A&R Credit Facility.

The First Amendment also (i) amends the restricted payments financial covenant by deferring implementation of the 95% AFFO payout limitation contained in Section 8.24(a) of the A&R Credit Facility from the fourth quarter of 2019 to the fourth quarter of 2020, and (ii) provides a mechanism for determining an alternative benchmark rate to LIBOR.

Upon the execution of the First Amendment, the A&R Credit Facility consisted of a $200 million capacity Revolver, a $300 million Term Loan and a $150 million accordion.

In addition, on October 3, 2019, the Company entered into interest rate swaps, with an aggregate notional amount of $130 million and each with a maturity date of August 7, 2024, which effectively fixed the LIBOR component on the corresponding Term Loan balance on a weighted-average basis at 1.21%. These most recent interest rate swaps, combined with the previous interest rate swaps, effectively fixed the LIBOR component of the entire Term Loan balance on a weighted-average basis at 2.17%.

Jeffrey Busch, Chief Executive Officer, Chairman & President stated: “We are pleased that we were able to increase our borrowing capacity, term-out more of our debt and add Wells Fargo as a lending partner. We believe this amendment to our credit facility further validates our business strategy with the lending community. Although we will continue to use leverage prudently, the additional capacity gives us the ability to continue to reliably close acquisitions on a timely basis.”

About Global Medical REIT Inc.

Global Medical REIT is a net-lease medical office REIT that acquires purpose-built specialized healthcare facilities and leases those facilities to strong healthcare systems and physician groups with leading market share. Additional information on GMRE can be obtained on its website at www.globalmedicalreit.com.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties are described in greater detail in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 11, 2019, and elsewhere in the reports the Company has filed with the SEC. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The Company undertakes no obligation to update these statements after the date of this release.

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Investor Contact:
investors@globalmedicalreit.com
(202) 524-6869

Source: GMRE